As filed with the Securities and Exchange Commission on June 8, 2005.
                                                      Registration No. 333 -____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                                CITI TRENDS, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                         52-2150697
(State of Incorporation)                    (IRS Employer Identification Number)

                                 102 Fahm Street
                             Savannah, Georgia 31401
                                 (912) 236-1561
                    (Address of Principal Executive Offices)

                    Citi Trends 2005 Long-Term Incentive Plan
             Citi Trends Amended and Restated 1999 Stock Option Plan
                            (Full title of the Plans)

                                 ---------------
                                Thomas W. Stoltz
                             Chief Financial Officer
                                Citi Trends, Inc.
                                 102 Fahm Street
                             Savannah, Georgia 31401
                                 (912) 236-1561
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                       Proposed
                                        maximum
 Title of securities    Amount to be   offering     Proposed max.     Amount of
   to be registered      registered    price per      aggregate     registration
                                         share     offering price        fee
Shares of Common Stock  1,300,000(1)   $16.58(2)  $21,554,000.00(2)  $2,536.91
Shares of Common Stock  1,817,594(3)    $1.11(4)  $ 2,017,529.34(4)  $  237.46

(1) Represents shares of common stock reserved for awards under the Citi Trends 2005 Long-Term Incentive Plan which may be issued under that plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average high and low prices of the common stock as quoted on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market on June 1, 2005, which is within five business days prior to the date of filing of this Registration Statement.

(3) Consists of shares of common stock reserved for awards under the Citi Trends Amended and Restated 1999 Stock Option Plan (the "Old Plan").

(4) Such computation is based on the weighted average exercise price of $1.11 per share covering 1,817,594 outstanding options under the Old Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

        Incorporated by reference in this Registration Statement are the following documents filed by Citi Trends, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

        (i) The prospectus of the Registrant filed pursuant to Rule 424(b)(4) under the Securities Act with the Commission on May 18, 2005 (the "Prospectus");

        (ii) The Registrant's audited financial statements for the year ended January 29, 2005 contained in the Prospectus;

        (iii) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A12G, as filed with the Commission on May 17, 2005, and any amendment or report filed for the purpose of updating such description;

        (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 29, 2005; and

        (v) The Registrant's Current Reports on Forms 8-K subsequent to May 18, 2005, and up to and including the date of filing of this Registration Statement.

        In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        You may contact the Registrant to request copies of these filings as follows:

        Citi Trends, Inc.
        Attn: Thomas W. Stoltz
        102 Fahm Street
        Savannah, Georgia  31401
        Telephone: (912) 236-1561.




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



Item 4. Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Section 1 of Article Fifth of the Registrant's Second Amended and Restated Certificate of Incorporation includes such limitations.

        Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

        The Company's Amended and Restated Bylaws expressly provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL, including advancement of expenses.

        Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws expressly provide that the Company shall indemnify officers and directors and, to the extent permitted by the Company's board of directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of



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



Delaware. In addition, the Amended and Restated Bylaws expressly permit the board of directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.


Item 7. Exemption from Registration Claimed

        Not applicable.


Item 8. Exhibits

Exhibit
No.             Description
---             -----------

2.1             Citi Trends 2005 Long-Term Incentive Plan.*

2.2             Citi Trends Amended and Restated 1999 Stock Option Plan.*

4.1 Second Amended and Restated Certificate of Incorporation of Citi Trends, Inc., dated May 11, 2005.*

4.2 Amended and Restated Bylaws of Citi Trends, Inc., a Delaware Corporation, adopted May 17, 2005.*

4.3             Specimen Share Certificate (incorporated by reference to Exhibit
                4.1 of the Registrant's Registration Statement on Form S-1/A filed with the Commission on April 29, 2005 (SEC File No. 123028)).

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the restricted Common Shares being registered.*

23.1            Consent of KPMG LLP.*

23.2            Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                Exhibit 5.1).*

24.1            Power of Attorney (included on signature page hereto).*

* Filed Herewith


Item 9. Undertakings

(a)     Rule 415 Offering. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form



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



                        of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on this 8th day of June, 2005.

                                            CITI TRENDS, INC.


                                            By:  /s/ R. Edward Anderson
                                                 ----------------------
                                                 Name:  R. Edward Anderson
                                                 Title: Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints R. Edward Anderson and Thomas W. Stoltz, and each of them, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date
---------                         -----                           ----


/s/ R. Edward Anderson            Chief Executive Officer and     June 8, 2005
----------------------            Director
R. Edward Anderson

/s/ Thomas W. Stoltz              Chief Financial Officer         June 8, 2005
--------------------
Thomas W. Stoltz

/s/ Gregory P. Flynn              Director                        June 8, 2005
--------------------
Gregory P. Flynn

/s/ John S. Lupo                  Director                        June 8, 2005
----------------
John S. Lupo

/s/ Tracy L. Noll                 Director                        June 8, 2005
-----------------
Tracy L. Noll




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



                                INDEX TO EXHIBITS


Exhibit
No.             Description
---             -----------

2.1             Citi Trends 2005 Long-Term Incentive Plan.*

2.2             Citi Trends Amended and Restated 1999 Stock Option Plan.*

4.1 Second Amended and Restated Certificate of Incorporation of Citi Trends, Inc., dated May 11, 2005.*

4.2 Amended and Restated Bylaws of Citi Trends, Inc., a Delaware Corporation, adopted May 17, 2005.*

4.3             Specimen Share Certificate (incorporated by reference to Exhibit
                4.1 of the Registrant's Registration Statement on Form S-1/A filed with the Commission on April 29, 2005 (SEC File No. 123028)).

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the restricted Common Shares being registered.*

23.1            Consent of KPMG LLP.*

23.2            Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                Exhibit 5.1).*

24.1            Power of Attorney (included on signature page hereto).*

* Filed Herewith



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